WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                                                      Exhibit 27

                          MORRISON KNUDSEN CORPORATION

                             Financial Data Schedule
                      For the Six Months Ended June 2, 2000
                    (Thousands of dollars except share data)

This schedule contains summary financial information extracted from the accompanying consolidated financial statements and financial statement footnotes of Morrison Knudsen Corporation for the six months ended June 2, 2000, and is qualified in its entirety by reference to such consolidated financial statements and financial statement footnotes:


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Item Description                                                                                                  Amounts
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Cash and cash items.......................................................................................   $     33,357
Marketable securities.....................................................................................             -
Notes and accounts receivable-trade.......................................................................        208,560
Allowances for doubtful accounts..........................................................................             -
Inventory.................................................................................................         26,255
Total current assets......................................................................................        498,416
Property, plant and equipment.............................................................................        302,002
Accumulated depreciation..................................................................................       (169,117)
Total assets..............................................................................................      1,126,521
Total current liabilities.................................................................................        313,641
Bonds, mortgages and similar debt.........................................................................         99,900
Preferred stock - no mandatory redemption.................................................................              -
Preferred stock - mandatory redemption....................................................................              -
Common stock..............................................................................................            544
Other stockholders' equity................................................................................        417,913
Total liabilities and stockholders' equity................................................................      1,126,521
Total revenues............................................................................................      1,152,561
Total costs and expenses applicable to revenues...........................................................     (1,094,608)
Other costs and expenses..................................................................................            617
Provision for doubtful accounts and notes.................................................................              -
Interest and amortization of debt discount................................................................         (4,876)
Income (loss) before taxes and other items................................................................         33,305
Income tax (expense) benefit..............................................................................        (13,732)
Income (loss) continuing operations.......................................................................         20,716
Discontinued operations...................................................................................              -
Extraordinary items.......................................................................................              -
Cumulative effect-changes in accounting principles........................................................              -
Net income (loss).........................................................................................         20,716
Earnings (loss) per share - basic.........................................................................   $        .40
Earnings (loss) per share - diluted.......................................................................   $        .40


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